Exhibit 99.02

Subject:
From: Clifford Henry <chenry@cwhassociates.com>
Date: Wed, January 30, 2013 7:49 pm
To: Volk Charles <chasv@paxenergyinc.com>, Paul Jordan
<paul@np3llc.com>, Tony Mason <mason4762@gmail.com>,
wrothouse@suretyfingroup.com

Gentlemen: Please accept my resignation from the Board of Directors of Worthington Energy, effective immediately. I wish the company all the best in the future.

           Best regards,
          Clifford W. Henry